Exhibit 10.4

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”) is made and entered into on the terms and conditions hereinafter set forth, by and between RiceBran Technologies, NutraCea, LLC, SRB-IP, LLC, SRB-MERM, LLC,  SRB-LC, LLC, SRB-MT, LLC, SRB-WS, LLC, RiceX Company, RiceX Nutrients, Inc., Rice Science, LLC, Rice Rx, LLC and Healthy Natural, Inc. (collectively, “Grantor”), and Full Circle Capital Corporation, a Maryland corporation (“Agent” and a “Lender”), as of May 12, 2015.

RECITALS:

WHEREAS, the Grantor has requested that Agent and Lenders provide Grantor with a secured lending facility; and

WHEREAS, the Grantor acknowledges that the proceeds of the Loans made under the Loan, Guaranty and Security Agreement between Grantor, Agent and Lenders of even date herewith (the “Agreement”), will, directly and indirectly, materially benefit Grantor; and

WHEREAS, as a condition to Lenders’ making the Loans to Grantor, Grantor has executed and delivered to Agent and Lenders the Agreement;

WHEREAS, under the terms of the Agreement, Grantor has granted to Agent and Lenders a security interest in, among other property, certain intellectual property of Grantor and has agreed to execute and deliver this IP Security Agreement for recording with national, federal and state government authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor, Agent and Lenders agree as follows:

1.                    Grant of Security. Grantor hereby pledges and grants to Agent and Lenders a security interest in and to all of the right, title and interest of Grantor in, to and under the following, wherever located, and whether now existing or hereafter arising or acquired from time to time (the “IP Collateral”):

(a)                    the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof and amendments thereto (the “Patents”);

(b)                   the trademark registrations and applications set forth in Schedule 2 hereto, together with the goodwill connected with the use of and symbolized thereby and all extensions and renewals thereof (the “Trademarks”), excluding only United States intent-to-use trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(c)                    the copyright registrations, applications and copyright registrations and applications exclusively licensed to Grantor set forth in Schedule 3 hereto, and all extensions and renewals thereof (the “Copyrights”);

(d)                    all rights of any kind whatsoever of Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(e)                    any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f)                    any and all claims and causes of action, with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages

2.                    Recordation. Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this IP Security Agreement upon request by Agent, on behalf of Lenders. Lenders covenant to file the with the foregoing government officials and authorize Grantors to execute and file, on their behalf upon, the documents necessary to release the IP Collateral upon termination of the Agreement.

3.                    Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Agreement, which is hereby incorporated by reference. The provisions of the Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of Agent on behalf of Lenders with respect to the IP Collateral are as provided by the Agreement and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

4.                    Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts and by different parties to this IP Security Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same IP Security Agreement.  Facsimile and electronic signatures shall be acceptable and shall have the same effect as original signatures, and signatures may be transmitted by telecopy, electronic mail, or otherwise.

5.                   Successors and Assigns. Whenever in this IP Security Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this IP Security Agreement by or on behalf of Grantor or by or on behalf of Agent or Lenders shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not; provided that Grantor may not assign or otherwise transfer any of its rights or obligations under this IP Security Agreement without the prior written consent of Agent on behalf of Lenders.

6.                   Governing Law. This IP Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

 [Signatures appear on the following page(s)]

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Intellectual Property Security Agreement to be executed by their duly authorized officers as of the date first set forth above.

RICEBRAN TECHNOLOGIES		SRB-MT, LLC

By:	/s/ J. Dale Belt	By:	/s/ J. Dale Belt
Name:	J. Dale Belt	Name:	J. Dale Belt
Title:	Secretary & Exec. VP/CFO	Title:	Secretary & VP

NUTRACEA, LLC		SRB-WS, LLC

By:	/s/ J. Dale Belt	By:	/s/ J. Dale Belt
Name:	J. Dale Belt	Name:	J. Dale Belt
Title:	Secretary & VP	Title:	Secretary & VP

RICE RX, LLC		SRB-IP, LLC

By:	/s/ J. Dale Belt	By:	/s/ J. Dale Belt
Name:	J. Dale Belt	Name:	J. Dale Belt
Title:	Secretary & VP	Title:	Secretary & VP

RICE SCIENCE LLC		HEALTHY NATURAL, INC.

By:	/s/ J. Dale Belt	By:	/s/ J. Dale Belt
Name:	J. Dale Belt	Name:	J. Dale Belt
Title:	Secretary & VP	Title:	Secretary & VP

SRB-MERM, LLC		THE RICEX COMPANY

By:	/s/ J. Dale Belt	By:	/s/ J. Dale Belt
Name:	J. Dale Belt	Name:	J. Dale Belt
Title:	Secretary & VP	Title:	Secretary & VP

SRB-LC, LLC		RICEX NUTRIENT, INC.

By:	/s/ J. Dale Belt	By:	/s/ J. Dale Belt
Name:	J. Dale Belt	Name:	J. Dale Belt
Title:	Secretary & VP	Title:	Secretary & VP

AGENT

FULL CIRCLE CAPITAL CORPORATION

By:	/s/ Gregg Felton
Name:	Gregg Felton
Title:	President and Chief Executive Officer